UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Item 8.01	Other Events.

On September 19, 2019, we filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed public offering of shares of our common stock. The preliminary prospectus supplement contains an updated description of certain aspects of our business. Accordingly, we are filing this Current Report on Form 8-K for the purpose of updating the description of certain aspects of our business from the disclosure contained in our prior filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Updated Business Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: September 19, 2019	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer